                                                                     EXHIBIT 15

To the Board of Directors and Shareholder of Allstate Life Insurance Company:



We have reviewed, in accordance with standards of the Public Company Accounting Oversight Board (United States), the unaudited interim financial information of Allstate Life Insurance Company and subsidiaries for the three-month and six-month periods ended June 30, 2004 and 2003, as indicated in our report dated August 10, 2004; because we did not perform an audit, we expressed no opinion on such financial information.

We are aware that our report referred to above, which is included in your Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2004, is incorporated by reference in the following Registration Statements:

           Forms S-3 Registration Nos.    Forms N-4 Registration Nos.
           ---------------------------    ---------------------------
                  333-100068                       333-114560
                  333-102319                       333-114561
                  333-102325                       333-114562
                  333-104789                       333-102934
                  333-105331
                  333-112233
                  333-112249
                  333-117685

We also are aware that the aforementioned report, pursuant to Rule 436(c) under the Securities Act of 1933, is not considered a part of the Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of that Act.

/s/ Deloitte & Touche LLP

Chicago, Illinois
August 10, 2004


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